[Eide Bailly LLP letterhead]
5601 Green Valley Drive, Suite 700
Minneapolis, MN 55437

Show Me Ethanol, LLC

26530 Highway 24 East

Carrollton, Missouri 64633

We consent to the incorporation by reference in Schedule 14A, Proxy Statement of Show Me Ethanol, LLC of our report dated March 27, 2008, on our audit of the financial statements of Show Me Ethanol, LLC as of December 31, 2007  and for the year then ended, which report is included in Show Me Ethanol, LLC’s 2007 Annual Report on Form 10-K/A.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

February 11, 2010